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                                                                     Exhibit 6.2

                  [LETTERHEAD OF PROSPECTING GEOPHYSICS LTD.]

                                   AGREEMENT

                                    BETWEEN

                          PROSPECTING GEOPHYSICS LTD
                          114 Villeneuve Street
                          Val d'Or, Que. J9P 3L7

                          (Here after called P.G.L.)

                                       AND

                          DIAMOND DISCOVERIES INTERNATIONAL INC.
                          119 West 23 rd. Street # 507
                          New York, N.Y. U.S.A. 10111

                          (Here after called D.D.I.I.)

P.G.L. will carry out geological survey, airborne magnetic surveys, ground magnetic surveys and prospecting. Interpretation of any and all results from this work.

P.G.L. will be representing D.D.I. in all hirings of personnel and rental of all equipment needed to carry out this prospecting and survey work.

The responsibilities of P.G.L. is to supply D.D.I. with monthly reports of the progress in the field, maps showing the location of any kimberlite dykes or kimberlite pipes, and the results of any laboratory work as they come in.

All assessment work to be filed with the Department of National Resources of Quebec. Any and all reports required by the Federal and Provincial governments.

P.G.L. shall ensure that all Workman's Compensation and Insurance Policies shall provide a waiver of subrogation rights against D.D.I.


                                                                    (cont'd p-2)
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P.C.L. will use it's best efforts to insure it stays on budget and time frame.

The parties have executed this Agreement as set forth above.

PROSPECTING GEOPHYSICS LIMITED

PER: /s/ Peter Ferderber
     --------------------------
     Peter Ferderber, President


DIAMOND DISCOVERIES INTERNATIONAL INC.

PER: /s/ Thomas Franzone
     ---------------------------------
     Thomas Franzone, Secretary/Treasurer

DATED: 14th DAY OF AUGUST, YEAR 2000.